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                                                                    EXHIBIT 99.1

LEADING HIGH TECHNOLOGY CONSORTIUM CONVERGE, INC. TO ACQUIRE NECX FROM
VERTICALNET

         CUPERTINO, Calif., and HORSHAM, Pa., - December 19, 2000 - Converge, Inc. (formerly known as eHITEX), the leading high technology marketplace, and VerticalNet, Inc., the Internet's leading e-business enabler, announced a definitive agreement for Converge to acquire NECX, a wholly-owned subsidiary of VerticalNet. NECX operates a global trading exchange that matches buyers and sellers of electronic components and computer systems, and trades in excess of $1 billion annually in North America, Asia and Europe. Converge also announced that it has chosen VerticalNet Solutions, a division of VerticalNet, to provide the technology backbone for its trading operations. As a result of the acquisition agreement, VerticalNet will receive a 19.9% equity interest in Converge and a seat on its Board. The companies expect the acquisition to close during the first quarter of 2001.

         "The acquisition of NECX establishes Converge as the global trading leader, making markets in over 180 product families, with logistics and operational capability to buy, sell and move products around the world," stated Robert Lewis, CEO of Converge, Inc. "NECX brings 20 years of domain expertise and is a trusted intermediary for the thousands of high technology companies worldwide. The commitment of our founders, the recent delivery of our first set of collaboration tools and the addition of NECX's on-line trading capability and infrastructure moves us into an era of true value creation for companies throughout our industry."

         Converge was founded in May, 2000 by 15 leading high technology OEMs, contract manufacturers, component manufacturers and distributors to deliver supply-chain efficiencies using Internet technology. "This industry depends on the collaboration of hundreds of companies to bring high-value products to market," explained Lewis. "Our mission is to reduce our founders' $200 billion annual cost of direct materials by five to 10 percent over the next three years, using a straightforward approach -- build deeply liquid markets for direct goods and services, offer new collaboration tools to improve efficiency and operate a confidential, trusted environment."

         "Our equity ownership in Converge enables VerticalNet and its shareholders to continue to benefit from our leadership position in the electronics component marketplace," said Joe Galli, CEO of VerticalNet. "In addition, our agreement to provide Converge with our direct material procurement technology securely positions VerticalNet Solutions as the emerging leader in this high-growth sector and accelerates our go-to-market initiatives. This will sharpen our focus on VerticalNet Solutions and on VerticalNet Markets, our strategic business unit that operates 58 industry-specific marketplaces," continued Galli. "Focusing on these two complementary businesses will enable VerticalNet to continue our rapid growth trajectory while driving us toward profitability."

         Carly Fiorina, Chairman, President and CEO of Hewlett-Packard Co. commented, "The founders of Converge came together to transform the high-technology industry by wringing out the inefficiencies in manufacturing and supply chain management. Since beginning this marketplace, Converge has maintained an unmatched leadership position. The acquisition of NECX is significant for the industry, because it offers members a critical mass of participants and volume in a single exchange."

         In a separate agreement, Converge has entered into a three-year software licensing and professional services contract with VerticalNet, valued at $107.5 million, whereby the VerticalNet Solutions platform will serve as the technical backbone for Converge's trading operations. Today's agreement with Converge advances VerticalNet's position as the leading software provider in the direct material procurement space. An additional component of the agreement includes a

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commitment to link Converge with each of the fourteen technology-focused verticals in VerticalNet Markets, thus creating a "linked web" of content, community, and commerce between VerticalNet and Converge.

         According to Lewis, "An important element of our interest in VerticalNet Solutions technology was their successful implementation of their solution at NECX. VerticalNet Solutions has created a best-of-breed trading platform that meets the requirements of direct procurement. We are pleased to announce that Converge will license this technology and continue to work with VerticalNet to enhance and extend their platform."

         Lehman Brothers Senior Research Analyst Neil Herman said: "The winner in direct procurement will be the winner in procurement overall. The direct procurement market is much larger than indirect and the complexity of the problem is much broader -- requiring deep integration into the industry value chain. Given the complexity of direct procurement in electronics, the player who solves this problem is poised to address the issues of any industry."

         Tom Berquist, leading Internet industry analyst with Goldman Sachs said: "This confirms our view that industry-led exchanges will emerge as viable businesses and evolve into industry operating platforms that serve the trading and collaboration needs of specific supply chains. We continue to be impressed with the speed at which Converge is assembling the necessary assets to establish itself as a leading example of this emerging business model."

         Larry Marshall, President and CEO of NECX said: "The acquisition represents a real win for our employees and our customers. It will allow us to continue to aggressively build out our international capabilities and enable us to offer a broader set of services to our customers. We have long believed that the market would consolidate around leaders who could deliver collaboration services, business services such as logistics and robust trade capabilities. We look forward to applying our deep domain skills and innovative systems to accelerate the success of Converge."

         As a joint venture partner with VerticalNet in NECX Asia, Sumitomo Corporation, a major integrated trading house, will join the 15 founders of Converge as a shareholder, expanding the commitment of Asia-based companies to Converge.

         Atsushi Nishijo, Managing Director, Sumitomo Corporation, said "As a global trading company, we try to enhance the supply of parts and fulfillment services worldwide, most especially in Asia. We are pleased to see this next step in the B2B model, and expect NECX to add to Converge's strong momentum throughout Asia."

         VerticalNet CEO Joe Galli will become a member of the Converge Board of Directors and Sumitomo will take an advisory board seat.

         VerticalNet will be hosting a conference call for financial analysts and others scheduled for today at 5:00 p.m. EST. To participate in the call dial 1 877-917-3618 (International 712-271-0851), pass code - VerticalNet, speaker - Joe Galli. A 72 hr. replay will be available by dialing 1-888-568-0647 (International 402-998-1535). The conference call will also be Webcast "live" at: www.vcall.com

About Converge, Inc.

Converge (http://www.converge.com) is the independent online marketplace where high-technology industry buyers and sellers connect, collaborate and transact to increase supply-chain efficiencies. Converge (formerly known as eHITEX) received $100 million in funding in June, 2000 from its founders: Agilent Technologies (NYSE: A), AMD (NYSE: AMD), Canon (NYSE: CAJ),

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Compaq (NYSE: CPQ), Gateway (NYSE: GTW), Hitachi (NYSE: HIT), Hewlett-Packard
(NYSE: HWP), NEC (NASDAQ: NIPNY), Quantum (NYSE: DSS), Samsung Electronics (OTC:
SSNIF), SCI Systems (NYSE: SCI), Solectron (NYSE: SLR), Synnex (privately held), Tatung (TAI: 2371.TW) and Western Digital (NYSE: WDC). For more information about Converge, please call (877) 693-5694 or (310) 231-6958 (outside US), or send inquiry via email to: info@converge.com

About VerticalNet, Inc.

VerticalNet, Inc. (Nasdaq: VERT) (www.verticalnet.com), the Internet's leading business-to-business e-commerce enabler, provides end-to-end e-commerce solutions that are targeted at distinct business segments through its strategic business units - VerticalNet Markets and VerticalNet Solutions. VerticalNet Markets provides value to buyers and suppliers by offering trade relevant content, marketplaces, and enablement services through its 58 industry-specific VerticalNet(R) Marketplaces. VerticalNet Solutions delivers the most comprehensive digital marketplace solutions available to industry alliances, global 2000 enterprises, Net market makers, VerticalNet Markets and VerticalNet Exchanges. VerticalNet International leverages the Company's strategic business units to create global Internet B2B marketplaces, offering products and services internationally and partnering with companies that have strong local presence and domain expertise.

About NECX

Based in Peabody, MA, NECX established the first and largest open-market trading exchange for the purchase and sale of electronic components, computer products and networking equipment. NECX provides a high degree of market liquidity by aggregating supply and demand from thousands of component, original equipment and contract manufacturers; as well as distributors and resellers. The Exchange provides comprehensive services such as procurement and inventory management, trading, financial settlement, as well as global logistics and quality assurance. In addition to its domestic operations, NECX has Asia-Pacific operations in Singapore and European operations in Galway, Ireland and Stockholm, Sweden. ###

VerticalNet and NECX are registered trademarks and/or trademarks of Vertical Tech LLC in the United States and/or other countries. This announcement contains forward-looking statements that involve risks and uncertainties, as well as statements that are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates," or similar expressions. For such statements, VerticalNet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include matters relating to technology, performance and operation; rapid technological and market changes; potential intellectual property and licensing issues; as well as those factors set forth in the each company's Annual Report on form 10-K for the year ended December 31, 1999 and the Company's Quarterly Report on form 10-Q for the quarter ended September 30, 2000, both of which have been filed with the SEC.